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Exhibit 1

PLACEMENT AGENCY AGREEMENT

April 12, 2004

Banc of America Securities LLC
    as Placement Agent
9 West 57th Street, 40th Floor
New York, New York 10019

Ladies and Gentlemen:

        Midway Games Inc., a Delaware corporation (the "Company"), proposes to issue and sell to certain investors (collectively, the "Investors") up to an aggregate of 11,350,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Company desires to engage Banc of America Securities LLC (the "Placement Agent") as its exclusive placement agent in connection with such issuance and sale. The Shares are described in the Prospectus that is referred to below.

        The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on Form S-3 (File No. 333-113077) dated February 25, 2004, as amended March 15, 2004 (the "registration statement"). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved, by the Placement Agent.

        The term "Registration Statement" as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term "Basic Prospectus" as used in this Agreement means the basic prospectus dated as of March 18, 2004 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term "Prospectus Supplement" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the "Incorporated Documents") and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading.

        The Company hereby confirms its agreement with the Placement Agent as follows:

          1.    Agreement to Act as Placement Agent.    Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated April 7, 2004 between the Company and the Placement Agent (the "Engagement Letter"), the Company engages the Placement Agent to act as its exclusive placement agent, on a best efforts basis, in connection with the offer and sale by the Company of Shares to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agent, by Federal Funds wire transfer to an account or accounts designated by the Placement Agent, an amount equal to 4.5% of the gross proceeds received by the Company in respect of the sale of the Shares. The Shares are being sold at a price of $7.25 per share. The Placement Agent may retain other brokers or dealers to act as subagents on its behalf in connection with the offering and sale of the Shares; provided, the Company will only be obligated to pay the Placement Agent for services rendered hereunder.

          This Agreement shall not give rise to any commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Shares. The sale of the Shares shall be made pursuant to purchase agreements in the form included as Exhibit A hereto (the "Purchase Agreements"). The Placement Agent shall communicate to the Company each reasonable offer or indication of interest received by it to purchase Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

          2.    Payment and Delivery.    Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Shack Siegel Katz & Flaherty P.C. (or at such other place as shall be agreed upon by the Placement Agent and the Company), at 10:00 A.M., New York City time, on April 14, 2004 (unless another time shall be agreed to by the Placement Agent and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer, against delivery of certificates for the Shares, through the facilities of The Depository Trust Company ("DTC"), to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase. Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Placement Agent shall specify.

          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Shack Siegel Katz & Flaherty P.C., at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

          3.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with the Placement Agent that:

            (a)   the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are threatened by the Commission; the Company is eligible to use Form S-3; such registration statement at the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, and the Basic Prospectus, the Prospectus Supplement and the Prospectus conformed as of its date, conform and will conform at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus;

            (b)   as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants and the conversion of preferred stock disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans and issuance of additional preferred stock described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

            (c)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

            (d)   the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

            (e)   the Company has no subsidiaries (as defined in the Act) formed or organized in the United States other than as listed in Schedule A annexed hereto (collectively, the "Subsidiaries"); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries other than as listed in Schedule A annexed hereto; other than the capital stock of the Subsidiaries and the capital stock of other wholly-owned subsidiaries which are not "significant subsidiaries" as defined in Regulation S-X under the Exchange Act, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and the bylaws, of the Company and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or ownership interests of each of the Subsidiaries owned by the Company or any Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a Subsidiary subject to no security interest, other encumbrance or adverse claims other than as listed in Schedule A annexed hereto or disclosed in the Registration Statement or Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding other than as listed in Schedule A annexed hereto;

            (f)    the Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will not be issued in violation statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

            (g)   the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (h)   this Agreement has been duly authorized, executed and delivered by the Company;

            (i)    neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective certificate of incorporation or bylaws, or certificate of formation or operating agreement, as applicable, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws, or certificate of formation or operating agreement, as applicable, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

            (j)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the NYSE, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares, which has been effected, the listing of the Shares on the NYSE, which has been approved for listing subject to the notice of issuance, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered under the terms of this Agreement or under the rules and regulations of the NASD;

            (k)   except as disclosed in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein and in the Engagement Letter, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as disclosed in the Registration Statement or the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (l)    each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement or the Prospectus, except where the absence of any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (m)  all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (n)   except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

            (o)   to the Company's knowledge, Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

            (p)   the audited financial statements included in the Registration Statement or the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; any pro forma financial statements or data included in the Registration Statement or the Prospectus comply with the requirements of Regulation S-X of the Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement or the Prospectus, except any such obligations which would not, individually or in the aggregate, have a Material Adverse Effect;

            (q)   subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company other than scheduled dividends on the Company's preferred stock;

            (r)   neither the Company nor any of the Subsidiaries is nor, after giving effect to the offering and sale of the Shares, will any of them be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the Internal Revenue Code;

            (s)   except as described in the Registration Statement or the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or liens, claims, security interests or other encumbrances that do not materially affect the value of such property, do not materially interfere with the use made of such property by the Company and the Subsidiaries and could not, individually or in the aggregate, result in a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

            (t)    except as described in the Registration Statement or the Prospectus, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as described in the Registration Statement or Prospectus, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); except as described in the Registration Statement or the Prospectus, there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any Intellectual Property owned or exclusively licensed by the Company except as could not reasonably be expected to have a Material Adverse Effect or except for licenses granted in writing by the Company or its Subsidiaries to any third-parties; to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim except as could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except as could not reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such claim; there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office except as could not reasonably be expected to have a Material Adverse Effect;

            (u)   neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, except in the cases of clauses (i) and (ii) for such actions which would not, individually or in the aggregate, have a Material Adverse Effect;

            (v)   the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company's knowledge, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

            (w)  all material tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

            (x)   the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate and customary for the business and the locations in which the Company and its Subsidiaries are engaged; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase, except as would not, individually or in the aggregate, have a Material Adverse Effect;

            (y)   neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

            (z)   except as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not sent or received any written communication regarding termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect;

            (aa) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (bb) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

            (cc) the Company has made available to the Placement Agent true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 1, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 1, 2002;

            (dd) any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (ee) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries (acting on behalf of the Company or the Subsidiaries) has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

            (ff)  neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (gg) the Company has not offered, or caused the Placement Agent to offer, Shares to any person with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services.

            (hh) the Company is eligible to use Form S-3 pursuant to the standards for Form S-3 prior to October 21, 1992.

          In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Placement Agent or counsel for the Placement Agent in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Placement Agent.

          4.    Certain Covenants of the Company.    The Company hereby agrees:

            (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Placement Agent may reasonably designate and to maintain such qualifications in effect so long as the Placement Agent may reasonably request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Placement Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b)   to make available to the Placement Agent in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Placement Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agent may reasonably request for the purposes contemplated by the Act;

            (c)   if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (d)   to advise the Placement Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agent and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agent shall reasonably object in writing;

            (e)   subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;

            (f)    to advise the Placement Agent promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which requires the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Placement Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

            (g)   to make generally available to its security holders, and to deliver to the Placement Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

            (h)   to comply with all the undertakings contained in the Registration Statement;

            (i)    to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (j)    to reimburse the Placement Agent for expenses as set forth in the Engagement Letter and to pay all of the Company's costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares sold by the Placement Agent, (iii) the producing, word processing and/or printing of this Agreement, any Purchase Agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agent and the Investors, (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to dealers, (v) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Placement Agent, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the performance of the Company's other obligations hereunder;

            (k)   to use its best efforts to cause the Shares to be listed on the NYSE;

            (l)    not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Placement Agent, except for (i) the registration of the Shares and the sales of the Shares pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding or as may be required to be issued pursuant to agreements or other documents described in the Registration Statement and the Prospectus, (iii) issuances of Common Stock upon the conversion of any preferred stock of the Company convertible into Common Stock disclosed as outstanding in the Registration Statement and the Prospectus or issuable as a result of the anti-dissolution provisions of such preferred stock, (iv) filing of a registration statement and causing the same to be declared effective in connection with the issuance of Common Stock issued to the former stockholders and employees of Surreal Software Inc., (v) issuances of Common Stock and the filing of any related registration statement, and causing the same to be declared effective, in connection with any Permitted Acquisitions, as defined in the Company's Loan and Security Agreement with Wells Fargo Foothill, Inc., (vi) the issuance of stock options and/or the issuance of stock upon exercise thereof to employees and other service providers not exercisable during the Lock-Up Period pursuant to stock option and employee plans described in the Registration Statement and the Prospectus, and (vii) the issuance of preferred stock under the Company's Rights Plan and the conversion thereof into Common Stock;

            (m)  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

            (n)   if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agent promptly and, if requested by the Placement Agent, will confirm such advice in writing, when such post-effective amendment has become effective.

          5.    Reimbursement of Placement Agent's Expenses.    If this Agreement is terminated by the Placement Agent pursuant to Section 6 or Section 7, or if the sale to the Investors of the Shares at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall, as provided in Section 4(j) hereof, reimburse the Placement Agent for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

          6.    Conditions of Placement Agent's Obligations.    The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a)   The Company shall furnish to the Placement Agent at the time of purchase an opinion of Shack Siegel Katz & Flaherty P.C., counsel for the Company, and an opinion of the General Counsel of the Company addressed to the Placement Agent, and dated the time of purchase, in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Placement Agent, stating, collectively in such opinions, that:

              (i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

              (ii)   each of the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

              (iii)  the Company and the Subsidiaries are duly qualified to do business as a foreign corporation or limited liability company and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

              (iv)  this Agreement has been duly authorized, executed and delivered by the Company;

              (v)   the Shares have been duly authorized and validly issued and upon payment therefor will be fully paid and non-assessable;

              (vi)  the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel's knowledge, and except as disclosed in the Registration Statement and Prospectus, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

              (vii) all of the outstanding shares of capital stock or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case, except as described in the Registration Statement or the Prospectus, subject to no security interest, other encumbrance or adverse claim; and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

              (viii) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus;

              (ix)  (A) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; (B) the conditions to the use of Form S-3 have been satisfied; and (C) the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

              (x)   the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

              (xi)  no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency or of or with the NYSE, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agent) and the application for the listing of the Shares on the NYSE;

              (xii) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or re-payment of all or a part of such indebtedness under) the certificate of incorporation or bylaws, or the certificate of formation or operating agreement, as applicable, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or, to such counsel's knowledge, any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect;

              (xiii) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective certificate of incorporation or bylaws, or certificate of formation or operating agreement, as applicable, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect;

              (xiv) to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

              (xv) to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

              (xvi) neither the Company nor any of the Subsidiaries is nor, after giving effect to the offering and sale of the Shares, will any of them be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the Internal Revenue Code;

              (xvii) to such counsel's knowledge those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

              (xviii) except as disclosed in the Registration Statement or the Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agent at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and such counsel has made no independent investigation or verification of the information contained in the Registration Statement and the Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

            (b)   The Placement Agent shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agent in the forms heretofore approved by the Placement Agent.

            (c)   The Placement Agent shall have received at the time of purchase the favorable opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Placement Agent, dated the time of purchase, as to the matters referred to in subparagraphs (iv), (v), (viii) (with respect to the Shares only), (ix)(A), (x) and the last subparagraph of Section 6(a).

            (d)   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agent reasonably objects in writing.

            (e)   The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

            (f)    Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (g)   Between the time of execution of this Agreement and the time of purchase, no material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur.

            (h)   The Company will, at the time of purchase, deliver to the Placement Agent a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

            (i)    The Company shall have furnished to the Placement Agent such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as the Placement Agent may reasonably request.

            (j)    The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

            (k)   All requests for additional information on the part of the Commission shall have been complied with.

          7.    Effective Date of Agreement; Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

          The obligations of the Placement Agent hereunder shall be subject to termination in the absolute discretion of the Placement Agent if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Placement Agent's reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or significant escalation of hostilities or acts of terrorism involving the United States, excluding the current hostilities in Iraq and Afghanistan or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent's reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

          If the Placement Agent elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

          If the sale of the Shares, as contemplated by this Agreement, is not carried out by the Placement Agent for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 8 hereof), and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

          8.    Indemnity and Contribution.

            (a)   The Company agrees to indemnify, defend and hold harmless the Placement Agent, its partners, directors and officers, and any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospects or necessary to make such information not misleading, or (ii) in whole or in part upon the inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, or (iv) any act or failure to act or alleged act or failure to act by the Placement Agent in reliance upon (i), (ii) or (iii), and in connection with, or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) (ii) or (iii) above; provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly and solely from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its bad faith or willful misconduct; provided further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or in a Prospectus. The indemnity in this Section 8(a) shall be in addition to any liability that the Company may otherwise have.

            If any action, suit or proceeding (each, a "Proceeding") is brought against the Placement Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Placement Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company may assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Placement Agent or any such person or otherwise pursuant to this Agreement, except to the extent that the Company was prejudiced. The Placement Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have been advised by counsel in writing that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Placement Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. Additionally, with respect to any Prospectus, the foregoing indemnity agreement shall not inure to the benefit of Placement Agent, its partners, directors and officers, and any person who controls the Placement Agent, if copies of the Prospectus (as then amended or supplemented) were timely delivered to the Placement Agent and a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Placement Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

            (b)   The Placement Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading. The indemnity in this Section 8(b) shall be in addition to any liability the Placement Agent may otherwise have.

            If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such Proceeding and the Placement Agent may assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the omission to so notify the Placement Agent shall not relieve the Placement Agent from any liability which the Placement Agent may have to the Company or any such person or otherwise pursuant to this Agreement, except to the extent that the Placement Agent was prejudiced. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such Proceeding or the Placement Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have been advised by counsel in writing that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Placement Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Placement Agent), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Placement Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Placement Agent, but if settled with the written consent of the Placement Agent, the Placement Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (c)   If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein (except to the extent limited by such subsection (a)), then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (b) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein (except to the extent limited by such subsection (b)), then the Placement Agent shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of placement fees but before deducting expenses) received by the Company and the total placement fees received by the Placement Agent, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (d)   The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by the Placement Agent and distributed to the public were offered to the public exceeds the amount of any damage which the Placement Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e)   The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Placement

    Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

          9.    Information Furnished by the Placement Agent.    The statements set forth in the last paragraph relating to stabilization under the caption "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Placement Agent as such information is referred to in Sections 3 and 8 hereof.

          10.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent to Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: General Counsel and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2704 West Roscoe Street, Chicago, Illinois 60618, Attention: General Counsel with copies to Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036, Attention: Jeffrey N. Siegel, Esq.

          11.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          12.    Submission to Jurisdiction.    No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Placement Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts to the jurisdiction of which either the Company or the Placement Agent is or may be subject, by suit upon such judgment.

          13.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the Company and to the extent provided in Section 8 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agent) shall acquire or have any right under or by virtue of this Agreement.

          14.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

          15.    Successors and Assigns.    This Agreement shall be binding upon the Placement Agent and the Company and their successors and assigns and any successor or assign of the Company's and the Placement Agent's respective businesses and/or assets.

          16.    Engagement Letter.    Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms.

        If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

Very truly yours,
MIDWAY GAMES INC.
		By:	/s/ DAVID F. ZUCKER Name: David F. Zucker Title: President and Chief Executive Officer
Accepted and agreed to as of the date first above written, on behalf of itself Banc of America Securities LLC
By:	/s/ ED CHIANG
Name:	Ed Chiang
Title:	Managing Director

SCHEDULE A

Subsidiaries

Name	Percent Owned	Jurisdiction of Incorporation
Midway Amusement Games, LLC	100%	Delaware
Midway Games West Inc.	100%	California
Midway Home Entertainment Inc.	100%	Delaware
Midway Home Studios Inc.	100%	Delaware
Midway Interactive Inc.	100%	Delaware
Midway/Nintendo Inc.	50%	Delaware
Midway Sales Company, LLC	100%	Delaware
Surreal Software Inc.	100%	Washington

Exhibit A

FORM OF PURCHASE AGREEMENT

April [12], 2004

Midway Games Inc.
2704 West Roscoe Street
Chicago, Illinois 60618

Ladies and Gentlemen:

        The undersigned,                        (the "Investor"), hereby confirms its agreement with you as follows:

          1.     This Purchase Agreement (the "Agreement") is made as of April    , 2004 between Midway Games Inc., a Delaware corporation (the "Company"), and the Investor.

          2.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor            shares of common stock (the "Shares") of the Company, for a purchase price of $            per share, or an aggregate purchase price of $                        . The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting.

          3.     The completion of the purchase and sale of the Shares (the "Closing") shall occur on April    , 2004 (the "time of purchase"). At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares as set forth above in Section 2, and the Investor shall deliver, or cause to be delivered, to the Company a Federal Funds wire transfer in the full amount of the purchase price for the Shares being purchased, such wire transfer to be made to the Company pursuant to instructions provided to you with this Agreement. The Company also shall deliver to the Investor and file with the Securities and Exchange Commission (the "Commission") a prospectus supplement (the "Supplement") with respect to the Registration Statement (as defined below) reflecting the offering of the Shares in conformity with the Securities Act (as defined below), including Rule 424(b) thereunder.

          4.     The Company hereby makes the following representations, warranties and covenants to the Investor:

            (a)   The Company is agreeing to issue and sell simultaneously herewith pursuant to the Registration Statement no less than            shares of Common Stock pursuant to identical agreements with other investors.

            (b)   Each of the Company and the Subsidiaries (as defined below) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except where such violation would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or materially impair the Company's ability to perform its obligations under the Agreement (a "Material Adverse Effect"). For purposes of this Agreement, (i) "Subsidiary" means any Person organized in the United States in which the Company directly or indirectly owns 50% or more of the capital stock or holds 50% or more of the equity or similar interest and (ii) "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            (c)   The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or, assuming the accuracy of the representations contained in Section 0 hereof, its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors' rights generally or by general principles of equity.

            (d)   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in each case, such as would not, individually or in the aggregate, have a Material Adverse Effect.

            (e)   Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the required filing of the Supplement, (ii) applicable state securities law filings, (iii) the filing of the listing application with the New York Stock Exchange, and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Required Approvals").

            (f)    The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal ("Liens"). The Company has reserved a sufficient number of duly authorized shares of Common Stock to issue all of the Shares. At the Closing, the Shares shall have been listed for trading on the New York Stock Exchange (the "Trading Market"). For a period of one (1) year from the date hereof, the Company shall take such reasonable actions necessary to maintain the Common Stock's authorization for listing on the Trading Market or quotation on the NASDAQ.

            (g)   The Company's Registration Statement on Form S-3 (No. 333-113077) (including all information or documents incorporated by reference therein or contained in the Supplement, the "Registration Statement") was declared effective by the Commission on March 18, 2004. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The "Plan of Distribution" section in the Registration Statement describes the issuance and sale of the Shares. The Registration Statement, as of the time it was declared effective, and any amendments or supplements thereto, and any prospectus included therein, including the Supplement to be filed covering the transactions contemplated hereby, complied in all material respects with the requirements of the Securities Act (as defined below) and the Exchange Act (as defined below) and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of such Registration Statement or any such Supplement contains or, at the time of filing contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The offering, sale and issuance of the Shares to the Investor is registered under the Securities Act by the Registration Statement, and all of the Shares upon issuance to the Investor in accordance with this Agreement and the Registration Statement will vest the Investor with good and marketable title to such Shares and no action taken or omitted to be taken by the Company shall cause such Shares not to be freely transferable and tradable by the Investor without restriction. The Shares are being issued as described in the Registration Statement.

            (h)   The Company has not, in the two (2) years preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with the listing and maintenance requirements for continued trading of the Common Stock on the Trading Market. The issuance and sale of the Shares hereunder does not conflict with or violate any rules or regulations of the Trading Market.

            (i)    The Company confirms that neither it nor, to the Company's knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Registration Statement and the Supplement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are being incorporated into the Registration Statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act")). The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

            (j)    The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC

    Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as subsequently amended, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements required to be filed pursuant to the rules of the Commission to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports or the Registration Statement.

            (k)   Except as disclosed in the SEC Reports or the Registration Statement, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders other than scheduled dividends on the Company's preferred stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option and employee plans.

            (l)    Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

            (m)  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (n)   Except as disclosed in the SEC Reports or the Registration Statement, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

            (o)   The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Registration Statement and which the failure to so have would, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            (p)   The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (q)   Except as set forth in SEC Reports and the Registration Statement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (r)   The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (s)   Based on the financial condition of the Company as of the date of the Closing, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (t)    The Company shall not and shall cause each Person acting on behalf of the Company not to divulge to the Investor any information that it believes to be material, nonpublic information unless the Investor has agreed in writing to receive such information prior to such divulgence.

            (u)   The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor, or (ii) the Investor is advised by its counsel that such press release or public announcement is required by law. The Company shall (i) before the Trading Market opens on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor's name, without the Investor's prior, written consent, unless the Company is advised in writing by outside counsel that disclosure of the Investor's name is required by law.

          5.     The Investor represents and warrants to the Company as follows: On the date hereof and at the time of purchase, the Investor, together with its affiliates (as that term is defined under Rule 405 of the Securities Act), does not beneficially own 5% or more of the Common Stock of the Company. The Investor is purchasing the Shares for its own account, in the ordinary course of its business and the Investor has no arrangement with any person to participate in the distribution of the Shares.

          6.     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

          7.     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:
By:
Print Name:
Title:
Address:

Tax ID No.:
Contact Name:
Telephone:
Name in which book-entry should be made (if different):

AGREED AND ACCEPTED:
Midway Games Inc., a Delaware corporation
By:
Name:
Title:

Exhibit B

Officers' Certificate

1.
I have reviewed the Registration Statement and the Prospectus.

2.
The representations and warranties of the Company as set forth in the Placement Agency Agreement are true and correct as of the time of purchase.

3.
The Company has performed all of its obligations under the Placement Agency Agreement as are to be performed at or before the time of purchase.

        The conditions set forth in paragraphs (f) and (g) of Section 6 of the Placement Agency Agreement have been met.

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PLACEMENT AGENCY AGREEMENT
SCHEDULE A
Exhibit A FORM OF PURCHASE AGREEMENT
Exhibit B
Officers' Certificate